Exhibit 10.37

AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley Supplemental Executive Retirement Plan, as amended (the “SERP”), as follows:

1.    Effective December 31, 2002, the first paragraph of Section III of the SERP is amended to read as follows:

“Each employee who holds or has previously held the title of Managing Director, Principal or Executive Director of the Firm shall become a participant in the Plan (a “Participant”) upon the satisfaction of all of the following requirements while actively employed by the Firm: (1) completion of five years of Credited Service, which service need not have been rendered while a Managing Director, Principal or Executive Director of the Firm, (2) attainment of age 55, and (3) the sum of Credited Service and age expressed in years and fractions thereof (determined using the number of full months of age or Credited Service) at least equals 65 years. Notwithstanding the foregoing, (i) only persons who have held the title of Managing Director, Principal or Executive Director of the Firm prior to September 1, 2002 shall be eligible to become a Participant in the Plan and (ii) persons who are not Participants as of December 31, 2002 may become Participants on or after December 31, 2002 only if (A) they meet the foregoing requirements of this paragraph, (B) the sum of their Credited Service and age, each as of December 31, 2002, equals 60 and (C) they have at least 5 years of Credited Service as of December 31, 2002.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of the 20th day of December, 2002.

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ MICHAEL T. CUNNINGHAM